Exhibit B-215



                                State of Delaware

                        Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "GPU GENERATION SERVICES - LAKE, INC.", FILED IN THIS OFFICE ON THE FIFTH DAY OF APRIL, A.D. 1999, AT 10 O'CLOCK A.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                              -----------------------------------
                              Edward J. Freel, Secretary of State
3025012 8100                                                9667702
                                 AUTHENTICATION:

991130148                                 DATE:             04-05-99

                          CERTIFICATE OF INCORPORATION

                                       OF

                      GPU GENERATION SERVICES - LAKE, INC.

      The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, upon the provisions and subject to the requirements of the laws of the State of Delaware (particularly, Chapter 2, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

      FIRST:     The name of the corporation (hereinafter referred to as the
      -----  "Corporation") is GPU Generation Services - Lake, Inc.

      SECOND:    The address,  including street, number, city and county, of the
      ------   registered  office of the  Corporation in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle: and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

      THIRD:  The purpose of the corporation is to conduct any lawful  business,
      -----   to promote any lawful  purpose  and to engage in any lawful act
or  activity  for  which   corporations  may  be  organized  under  the  General
Corporation Law of the State of Delaware.

      FOURTH:  The total number of shares of stock which the  corporation  shall
      ------   have  authority to issue is one hundred (100)  shares,  all of which are without par value. All such shares are of one class and are shares of Common Stock.

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


      FIFTH:      The name and the mailing address of the incorporator are as
      -----       follows




            NAME              MAILING ADDRESS
            ----              ----------------

      James L. Howard         c/o GPU International, Inc.
                              One Upper Pond Road
                              Parsippany, NJ 07054

      SIXTH: The board of directors of the corporation is expressly authorized to adopt, amend or repeal by-laws of the corporation.

      SEVENTH:  The personal  liability of the directors of the  corporation  is
      -------
hereby eliminated to the fullest extent permitted by the provisions of paragraph
(7) of the subsection (b) of 102 British pounds of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

      EIGHTH:   Elections of Directors need not be by written ballot except
      ------    and to the  extent provided in the By-Laws of the Corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand this 2nd day of April, 1999.

                                          ----------------------
                                          James L. Howard
                                          Sole Incorporator

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